EXHIBIT 5.1

OGDEN
MURPHY
WALLACE   P.L.L.C.    ATTORNEYS AT LAW
          ----------------------------------------------------------------------
          2100 Westlake Center Tower  1601 Fifth Avenue   Seattle, WA 98101-1686
                    (206) 447-7000  Fax (206) 447-0215

                                                              James L. Vandeberg
                                                                  (206) 447-7000
November 26, 2001


Valemont Supply Limited

6779 Blackwell Rd
Kamloops, British Columbia V2C 6V7, CANADA


     Re:    Valemont Supply Limited Registration Statement on Form S-1


Ladies and Gentlemen:


We have acted as counsel for Valemont Supply Limited, a Washington corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 and amendments thereto (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,000,000 shares (the "Shares") of the Company's common stock, $0.0001 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.


In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and all other applicable documents as we have deemed relevant for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion in accordance with the state corporate law of Washington that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

OGDEN MURPHY WALLACE, P.L.L.C.

James L. Vandeberg
JLV/veo